Exhibit 10.6

APPLERA CORPORATION/APPLIED BIOSYSTEMS GROUP
AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

FORM OF DIRECTOR STOCK OPTION AGREEMENT

     DIRECTOR OPTION AGREEMENT dated as of [Date] by and between Applera Corporation, a Delaware corporation (the “Company”), and [Name], a member of the Board of Directors of the Company (“you”).

     1. Grant of Option. The Company hereby grants to you a non-qualified option (the “Option”) to purchase [Number] shares of its Applied Biosystems Group Common Stock, par value $.01 per share (the “Applied Biosystems Stock”), under the terms of the Applera Corporation/Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan (the “Plan”).

     2. Purchase Price of Option. The purchase price of the shares of Applied Biosystems Stock subject to the Option is $[Exercise Price] per share. [Note: the exercise price for Director stock options is the fair market value of a share of Applied Biosystems Stock on the grant date as determined in accordance with the Plan.]

     3. Expiration Date of Option. The Option will expire as of 12:00 a.m. midnight (New York time) on [Expiration Date] (the “Expiration Date”), unless it is terminated earlier as provided in this Agreement. [Note: Director stock option grants pursuant to the Plan generally have a term of 10 years from the grant date.]

     4. Exercise. The Option may be exercised as to [Number] shares on or after each of [Exercise Dates]. Except as provided below, the Option may not be exercised unless you are serving as a member of the Board of Directors on the date of exercise. [Note: Director stock option grants pursuant to the Plan generally become exercisable in four equal annual installments commencing on the first anniversary of the grant date.]

     5. Retirement, Resignation, or Disability. If you cease to serve as a director of the Company as a result of (a) retiring from the Board of Directors upon reaching normal retirement age, (b) becoming totally and permanently disabled, or (c) resigning or declining to stand for reelection with the approval of the Board of Directors, the Option may be exercised as to the total number of shares subject to the Option (without regard to the exercise schedule set forth in paragraph 4) at any time within three years after the cessation of services following such retirement, disability, resignation, or declining (or, in each case, such longer or shorter period as the Management Resources Committee of the Board of Directors (the “Committee”) may determine in its sole discretion), but not after the Expiration Date.

     6. Death. If you die while serving as a member of the Board of Directors, the Option may be exercised (to the extent that you would have been entitled to do so at the date of your death) by your executor or administrator (or other person at the time entitled by law to your rights under the

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Option) at any time within one year after the date of death (or such longer or shorter period as the Committee may determine in its sole discretion), but not after the Expiration Date.

     7. Termination of Service for Cause.If your service as a member of the Board of Directors is terminated by the Company for Cause (as defined below), the Option will be immediately forfeited in full upon such termination (regardless of the extent to which the Option may have been exercisable as of such time). For purposes of this paragraph 7 only, “Cause” is defined as (a) any act which is in bad faith and to the detriment of the Company and its subsidiaries or (b) a material breach of any agreement with or material obligation to the Company and its subsidiaries.

     8. Other Termination of Service. If your service as a member of the Board of Directors is terminated by you or the Company for any reason other than as set forth in paragraphs 5, 6, or 7, you may exercise the Option, to the extent that you would otherwise be entitled to do so at the date of termination of service, at any time within 30 days after the date of termination (or such longer or shorter period as the Committee may determine in its sole discretion), but not after the Expiration Date.

     9. Exercise of Option. The Option may be exercised by giving written notice in the form specified by the Company to the Corporate Secretary at the principal office of the Company specifying the number of shares of Applied Biosystems Stock to be purchased. The Option may not be exercised with respect to a fractional share. The purchase price of the shares as to which the Option is exercised must be paid in full at the time of exercise, at your election, (a) in U.S. currency, (b) by tendering to the Company shares of Applied Biosystems Stock owned by you for at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) having a Fair Market Value (as defined in the Plan) equal to the cash exercise price applicable to the purchase price of the shares as to which the Option is being exercised, (c) a combination of U.S. currency and/or previously owned shares of Applied Biosystems Stock valued at Fair Market Value, (d) pursuant to a “same day sale” program, or (e) by payment of such other consideration as the Committee from time to time determines. For purposes of this paragraph, Fair Market Value will be determined as of the business day immediately preceding the day on which the Option is exercised.

     10. Conditions to Exercise.The exercise of the Option following termination of service is subject to the satisfaction of the conditions that you have not (a) rendered services or engaged directly or indirectly in any business which in the opinion of the Committee competes with or is in conflict with the interests of the Company, or (b) violated any written agreement with the Company, including, without limitation, any confidentiality agreement. Your violation of either clause (a) or (b) of the preceding sentence will result in the immediate forfeiture of any Options held by you.

     11. Rights as a Stockholder. You will not have any rights as a stockholder with respect to the shares of Applied Biosystems Stock subject to the Option prior to the issuance to you of a certificate for such shares.

     12. Transferability. Except as may be provided by the Committee in its sole discretion as provided in the Plan, the Option may not be transferred other than by will or by the laws of descent and distribution,

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and the Option may be exercised, during your lifetime, only by you or your guardian or legal representative.

     13. Change of Control. Subject to the terms of the Plan, the Option will become immediately exercisable in full (without regard to the exercise schedule set forth in paragraph 4) upon the occurrence of any of the events set forth in Section 11 of the Plan.

     14. No Right to Continued Service. Neither the Option nor this Agreement confers upon you any right to continue to serve as a member of the Board of Directors of the Company or interferes in any way with the right of the Board of Directors or stockholders to remove you as a director in accordance with the provisions of the Company’s By-laws and applicable law. Except as provided in this Agreement, the Option will terminate upon your ceasing to serve as a member of the Board of Directors for any reason. The Option will not be reinstated if you are subsequently reelected to the Board of Directors.

     15. No Right to Future Benefits. The Plan and the benefits offered thereunder are provided by the Company on an entirely discretionary basis, and the Plan creates no vested rights in participants. Neither the Option nor this Agreement confers upon you any benefit other than as specifically set forth in this Agreement and the Plan. You understand and agree that receipt of the Option does not entitle you to any future benefits under the Plan or any other plan or program of the Company.

     16. Compliance with Law. No shares of Applied Biosystems Stock will be issued upon the exercise of the Option unless counsel for the Company is satisfied that such issuance will be in compliance with all applicable laws.

     17. Terms of Plan Govern. This Agreement and the terms of the Option will be governed by the terms of the Plan which is hereby incorporated by reference in this Agreement. In the event of any ambiguity in this Agreement or any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan will govern. By your signature below, you acknowledge receipt of the Prospectus for the Plan and agree to be bound by all of the terms of the Plan.

     18. Amendments. The Option or the Plan may, subject to certain exceptions, be amended by the Committee at any time in any manner. However, no amendment of the Option or the Plan will adversely affect in any material manner any of your rights under the Option without your consent.

     19. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware.

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the day and year first written above.

APPLERA CORPORATION

By:

Chairman, President and Chief Executive Officer

Accepted and Agreed:

[Name]